As filed with the Securities and Exchange Commission on March 31, 1999.
                                                Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                                ZEMEX CORPORATION
             (Exact name of registrant as specified in its charter)
                         ------------------------------

                CANADA                                           NONE
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                          CANADA TRUST TOWER, BCE PLACE
                           161 BAY STREET, SUITE 3750
                        TORONTO, ONTARIO, CANADA M5J 2S1
                                 (416) 365-8080
                    (Address of principal executive offices)

                             1999 STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)
                         ------------------------------

                                PATRICIA K. MORAN
                               CORPORATE SECRETARY
                             AND ASSISTANT TREASURER
                          CANADA TRUST TOWER, BCE PLACE
                           161 BAY STREET, SUITE 3750
                        TORONTO, ONTARIO, CANADA M5J 2S1
                                 (416) 365-8080
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies To:

       RONALD R. LEVINE, II, ESQ.                   JAY C. KELLERMAN, ESQ.
       DAVIS, GRAHAM & STUBBS LLP                     STIKEMAN, ELLIOTT
   370 SEVENTEENTH STREET, SUITE 4700           COMMERCE COURT WEST, SUITE 5300
         DENVER, COLORADO 80202                TORONTO, ONTARIO, CANADA M5L 1B9
             (303) 892-9400                             (416) 869-5500

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                        Proposed maximum         Proposed
                                      Amount to be       offering price      maximum aggregate        Amount of
Title of securities to be registered   registered          per unit/1/       offering price/1/    registration fee
-------------------------------------------------------------------------------------------------------------------

Common Shares, without par value      490,909 shares           $5.50             $2,700,000             $750.60
===================================================================================================================

/1/ Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h), and is based upon the average of the high and low prices of the Corporation's Common Shares on March 26, 1999 as quoted on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Corporation hereby states that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference as of their date of filing with the Commission:

         (a) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 29, 1999;

         (b) the description of the Corporation's common shares set forth in the Registration Statement on Form S-4, as amended, which was declared effective on December 10, 1998 (No. 333-65307) for Zemex Canada Corporation (the former name of the Corporation).

         (c) all documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold.

         Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


4.       DESCRIPTION OF SECURITIES.

         Not applicable.


5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation's bylaws provide that, subject to the limitations contained in the Canada Business Corporations Act, the Corporation shall indemnify any director or officer, any former director or officer, or any person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

          (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The Corporation shall also indemnify such person in such other circumstances as the Canada Business Corporations Act permits or requires. The indemnification provided by the bylaws shall not limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the bylaws.

         The bylaws further provide that, subject to the Canada Business Corporations Act, the Corporation may purchase and maintain insurance for the benefit of any indemnified person against such liabilities and in such amounts as the board may from time to time determine and as are permitted by the Canada Business Corporations Act.

         Under the Corporation's bylaws, provided that every director and officer of the Corporation in exercising his powers and discharging his duties acts honestly and in good faith with a view to the best interests of the Corporation and exercises the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Canada Business Corporations Act and the regulations thereunder or from liability for any breach thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

         The foregoing description of certain provisions of the Corporation's bylaws is qualified in its entirety by the actual bylaws of the Corporation filed as an exhibit to the Registration Statement on Form S-4 (No. 333-65307).


7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


8.       EXHIBITS.

         (a)      Exhibits.

                    5.1    Opinion and consent of Stikeman, Elliott./1/

                   23.1    Consent of Stikeman, Elliott.  See Exhibit 5.1./1/

                   23.2 Consent of Deloitte & Touche LLP, Chartered Accountants./1/

                   99.1    Zemex Corporation 1999 Stock Option Plan./2/

                   99.2    Zemex Corporation 1999 Employee Stock Purchase
                           Plan./2/


------------------------

/1/      Filed herewith.

/2/ Incorporated by reference to Zemex Corporation's Definitive Proxy Statement filed on March 25, 1999.

9.       UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, the Province of Ontario, on March 31, 1999.

                                       Zemex Corporation


                                       By: /S/  RICHARD L. LISTER
                                          --------------------------------------
                                           Richard L. Lister
                                           President and Chief Executive Officer





                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally Richard L. Lister, Allen J. Palmiere or Patricia K. Moran, or any of them, with full power to act alone, his true and lawful attorneys-in-fact, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration under the U.S. Securities Act of 1933, as amended (the "Act") of common shares of the Corporation (the "Registration Statement"), and any and all amendments (including post-effective amendments) to the Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         SIGNATURE                                    TITLE                                   DATE

/S/PETER O. LAWSON-JOHNSTON                 Chairman of the Board                         March 31, 1998
------------------------------------
    Peter O. Lawson-Johnston

/S/RICHARD L. LISTER                        President, Chief Executive Officer
------------------------------------        and Director (Principal Executive             March 31, 1998
    Richard L. Lister                       Officer)

/S/PAUL A. CARROLL                          Director                                      March 31, 1998
------------------------------------
    Paul A. Carroll

/S/MORTON A. COHEN                          Director                                      March 31, 1998
------------------------------------
    Morton A. Cohen

/S/JOHN M. DONOVAN                          Director                                      March 31, 1998
------------------------------------
    John M. Donovan

/S/R. PETER GILLIN                          Director                                      March 31, 1998
------------------------------------
    R. Peter Gillin

/S/GARTH A.C. MACRAE                        Director                                      March 31, 1998
------------------------------------
    Garth A.C. MacRae

/S/WILLIAM J. VANDEN HEUVEL                 Director                                      March 31, 1998
------------------------------------
    William J. vanden Heuvel

/S/ALLEN J. PALMIERE
------------------------------------        Vice President and Chief Financial
    Allen J. Palmiere                       Officer (Principal Financial and              March 31, 1998
                                            Accounting Officer)


                                  EXHIBIT INDEX

Exhibit                                                               Sequential
No.        Description                                                 Page No.
-------    -----------                                                ----------

   5.1     Opinion and consent of Stikeman, Elliott.

  23.1     Consent of Stikeman, Elliott. See Exhibit 5.1.

  23.2     Consent of Deloitte & Touche LLP, Chartered Accountants.